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                                                                   Exhibit 10.12

                                MOTOROLA, INC.
                      NON-EMPLOYEE DIRECTORS' STOCK PLAN
                          as amended August 15, 1996


1.  Purpose

The purpose of the Motorola, Inc. Non-Employee Directors' Stock Plan (the "Plan") is to advance the interests of Motorola, Inc. (the "Company") and its stockholders by enabling members of the Board of Directors of the Company (the "Board") who are not employees of the Company or any of its Subsidiaries to receive shares of the Company's common stock, par value $3 per share, ("Common Stock"), which Common Stock may be either authorized but unissued or treasury shares, in lieu of all or a portion of the compensation they receive for membership on the Board and committees thereof.

2.  Administration

The plan shall be administered by the Compensation Committee of the Board (the "Committee"). The Committee shall, subject to the provisions of the Plan, have the power to construe thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decisions of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Committee may authorize any one or more of its members or the secretary of the Committee or any officer, appointed vice president or employee of the Company to execute and deliver documents on behalf of the Committee. No member of the Committee shall be liable for anything done or omitted to be done by him or her or by any other member of the Committee in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.

3.  Participation

Each member of the Board who is not a regular employee of the Company or any of its Subsidiaries (a "Non-Employee Director") shall be eligible to participate in the Plan. As used herein, the term "Subsidiary" means any partnership, corporation, association, limited liability company, joint stock company, trust, joint venture, unincorporated organization or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or of the other Subsidiaries of the Company or a combination thereof, or (ii) if a partnership, association, limited liability company, joint stock company, trust, joint venture, unincorporated organization or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof. For purposes hereof, the Company or a Subsidiary shall be deemed to have a majority ownership interest in a
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partnership, association, limited liability company, joint stock company, trust, joint venture, unincorporated organization or other business entity if the Company or such Subsidiary shall be allocated a majority of partnership, association, limited liability company, joint stock company, trust, joint venture, unincorporated organization or other business entity gains or losses or shall be or control the managing director, the trustee, a manager or a general partner of such partnership, association, limited lability company, joint stock company, trust, joint venture, unincorporated organization or other business entity.

4.  Election to Receive Common Stock in Lieu of Cash Compensation

A Non-Employee Director may elect to reduce all or part of the cash compensation otherwise payable for services to be rendered by him or her as a director (including the annual retainer fee and any fees payable for services on the Board or any committee thereof) and to receive in lieu thereof shares of Common Stock. Any such election (a) shall be in writing, (b) shall specify an amount of such compensation to be received in the form of Common Stock, expressed as a percentage of the compensation otherwise payable in cash, as an amount in dollars of compensation otherwise payable in cash or as a type of fee (e.g., retainer fee) otherwise payable in cash, and (c) shall become effective on the date of receipt by the Company. Any such election shall continue in effect until a written election to revoke or change such election is received by the Company.

5.  Issuance of Common Stock

If a Non-Employee Director elects pursuant to Paragraph 4 above to receive Common Stock, there shall be issued to such director promptly after the end of each calendar quarter with respect to which such election applies a number of shares of Common Stock equal to the amount of such compensation divided by the average of the high and low prices per share of Common Stock reported for the New York Stock Exchange - Composite Transactions on the last business day of the calendar quarter for which the compensation would have been paid in cash in the absence of such election; provided, however, if the New York Stock Exchange is not open for trading on such business day or if Common Stock does not trade on such business day, the average of the high and low prices for the last day of such calendar quarter on which Common Stock did so trade shall be used. To the extent that the application of the foregoing formula would result in fractional shares of Common Stock being issuable, cash will be paid to the Non-Employee Director in lieu of such fractional shares based upon the value established pursuant to such formula.

6.  Number of Shares of Common Stock Issuable Under the Plan

The maximum number of shares of Common Stock that may be purchased under the Plan shall be 100,000; provided, however, that if the Company shall at any time increase or decrease the number of its outstanding shares of Common Stock or change in any way the rights and privileges of such shares by means of a payment of a stock dividend or any other distribution upon such shares payable in Common Stock, or through a stock split, reverse stock split, subdivision, consolidation,
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combination, reclassification or recapitalization involving Common Stock, then the numbers, rights and privileges of the shares issuable under the Plan shall be increased, decreased or changed in like manner.

7.  Miscellaneous Provisions

(a) Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be retained in the service of the Company.

(b) A participant's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

(c) No shares of Common Stock shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign securities, securities exchange and other applicable laws and requirements.

(d) It shall be a condition to the obligation of the Company to issue shares of Common Stock hereunder, that the participant pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company shall have no obligation to issue, and the participant shall have no right to receive, shares of Common Stock.

(e)  The expenses of the Plan shall be borne by the Company.

(f) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares hereunder.

(g) By accepting any Common Stock hereunder or other benefit under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Committee.

(h) The appropriate officers of the Company shall cause to be filed any registration statement required by the Securities Act of 1933, as amended, and any reports, returns or other information regarding any shares of Common Stock issued pursuant hereto as may be required by Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any other applicable statute, rule or regulation.

(i) The provisions of this Plan shall be governed by and construed in accordance with
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the laws of the State of Delaware.

(j) Pending issuance of shares of Common Stock hereunder, all compensation earned by a Non-Employee Director with respect to which an election to receive Common Stock pursuant to Paragraph 4 above has been made shall be the property of such director and shall be paid to him or her in cash in the event that shares of Common Stock are not used.

(k) Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the singular shall also include within its meaning the plural, where appropriate, and vice versa.

8.  Amendment

The Plan may be amended at any time and from time to time by resolution of the Board as the Board shall deem advisable; provided, however, that no amendment shall become effective without stockholder approval if such stockholder approval is required by law, rule or regulation, and provided further, to the extent required by Rule 16b-3 under Section 16 of the Exchange Act, in effect from time to time, Plan provisions shall not be amended more than once every six months, except that the foregoing shall not preclude any amendment to comport with changes in the Internal Revenue Code of 1986, the Employee Retirement Income Security Act of 1974 or the rules thereunder in effect from time to time. No amendment of the Plan shall materially and adversely affect any right of any participant with respect to any shares of Common Stock theretofore issued without such participant's written consent.

9.  Termination

This Plan shall terminate upon the earlier of the following dates or events to occur: (a) upon the adoption of a resolution of the Board terminating the Plan; or (b) ten years from the date the Plan is initially approved and adopted by the stockholders of the Company in accordance with Paragraph 10 below. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person without his or her consent with respect to any shares of Common Stock theretofore earned and issuable under the Plan.

10.  Stockholder Approval and Adoption

The Plan shall be submitted to the stockholders of the Company for their approval and adoption at the meeting of stockholders of the Company to be held on May 2, 1995. The Plan shall not be effective unless and until the Plan has been so approved and adopted. The stockholders shall be deemed to have approved and adopted the Plan only if it is approved and adopted at a meeting of the stockholders duly held on that date (or any adjournment of said meeting occurring subsequent to such date) by vote taken in the manner required by the laws of the State of Delaware.